Exhibit 99.2

  CORRECTING and REPLACING Aether Systems Announces Third Quarter 2003 Results

    OWINGS MILLS, Md.--(BUSINESS WIRE)--Nov. 12, 2003--In BW5934 issued Nov. 12, 2003: Please replace the release with the following corrected version.

    The corrected release reads:

    AETHER SYSTEMS ANNOUNCES THIRD QUARTER 2003 RESULTS

    Aether Systems, Inc. (NASDAQ:AETH), a leading provider of wireless and mobile data solutions, today reported financial results for the third quarter ended September 30, 2003. Revenues for the third quarter were $27.2 million. The results include subscriber revenue of $16.8 million, software and related services revenue of $6.3 million, and device sales of $4.1 million. In the same period last year, revenues were $31.7 million, including subscriber revenue of $18.8 million, software and related services revenue of $6.9 million, and device sales of $6.1 million.(a)
    Based on Generally Accepted Accounting Principles (GAAP), net loss was ($0.23) per share or ($9.9 million) in Q3 2003. In the same period last year, net loss was ($2.30) per share or ($96.6 million). Aether reported a Q3 2003 net operating loss, excluding certain non-cash and other charges, of ($0.16) per share or a total of ($7.0 million). In the same period last year, Aether reported a net operating loss, excluding certain non-cash and other charges, of ($0.45) per share or a total of ($19.0 million). Additionally, Adjusted EBITDA, which the Company believes is a meaningful supplemental measurement of its operating performance, was approximately ($3.7 million) for the third quarter 2003, as compared to an Adjusted EBITDA of ($12.5 million) for the third quarter 2002. Net operating loss, excluding certain non-cash and other charges, and Adjusted EBITDA are non-GAAP financial measures. Non-cash and other charges include restructuring charges, the amortization of intangibles and other non-cash items primarily relating to acquisitions, the Company's share of losses in joint ventures under equity method accounting, and non-cash expenses relating to options and warrants and certain other items, all of which are set forth on a reconciliation attached to this press release.
    "Reaching profitability in the short term remains a key priority, and as such we have continued to aggressively manage costs and reduce expenses," said Chairman and CEO Dave Oros. "So while revenue was somewhat below expectations, we have continued to work at improving our overall financial position. Accordingly, after the end of the third quarter, we were able to complete our efforts focused on the McLean, Virginia facility. This reduces our commitments by more than $46 million and reduces our restructuring reserve as a result of a payment of $22 million. We also are continuing to evaluate our businesses and explore a variety of possible strategic alternatives that we believe would enhance our ability to become profitable more quickly and thereby reduce our consumption of cash to fund operating losses. This process, combined with the substantial organizational restructuring and streamlining we have now largely completed, likely has had a near-term impact on top-line performance."
    Based on Generally Accepted Accounting Principles (GAAP), operating expenses were $20.5 million in Q3 2003. By comparison, operating expenses were $28.7 million in Q2 2003 and $108.4 million in Q3 2002. Adjusted operating expenses (which excludes depreciation and amortization, option and warrant expense, impairments of intangibles and other assets, and restructuring charges) continued to decrease for the eleventh consecutive quarter, improving from $18.5 million in Q2 2003 to $15.2 million this quarter. Adjusted operating expenses is a non-GAAP financial measure. In Q3 2002, adjusted operating expenses were $25.9 million. Aether considers adjusted operating expenses that consist of research and development, general and administrative, and selling and marketing costs to be a useful additional measurement of a company's operations, as it focuses on cash utilization that is most closely associated with and supportive of day-to-day operations.
    In view of the Company's ongoing evaluation of strategic alternatives and the market conditions that have resulted in an increase in the trading price of the Company's outstanding 6% convertible subordinated notes, in the third quarter management concluded it does not currently have an intention to liquidate short term investments within a 12-month period to fund debt repurchases or other strategic activities. Accordingly, while the types of investments have not changed, such investments (totaling approximately $245.2 million) have been reclassified as of September 30, 2003 from short-term investments to non-current assets.

(a) The Company has decided to report engineering services revenue together with software and related services revenue because engineering services now largely support software development efforts and related services and represent a small portion of Aether's overall revenue. To facilitate comparisons, the revenue amounts for Q3 2002 also have been reported on this basis.


    Use of Non-GAAP Financial Measures

    This press release includes three non-GAAP financial measures, as defined by the SEC's Regulation G. These non-GAAP financial measures are (1) net operating loss, excluding non-cash and other charges, (2) adjusted operating expenses, and (3) Adjusted EBITDA. Net loss is the most directly comparable GAAP financial measure to both net operating loss, excluding non-cash and other charges, and Adjusted EBITDA; operating expenses is most directly comparable to adjusted operating expenses. As required by Regulation G, a reconciliation of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to this press release.
    We provide these three non-GAAP financial measures because we believe that when considered with the comparable GAAP measures, they enhance an investor's ability to compare the Company's performance from one period to the next. Aether management considers these non-GAAP financial measures in evaluating the Company's operations. We also believe they aid in management's and investors' assessment of the use of cash by the Company's core operations, as they exclude cash items (such as restructuring charges) that in management's judgment do not reflect the ongoing cash expenses of the Company's continuing business, as well as non-cash gains and charges. In addition, net operating loss, excluding certain non-cash and other charges, is a metric used by analysts and others in the investment community to evaluate the Company's performance and to express performance estimates for the Company. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different.

    Conference Call

    Aether will host a conference call on Thursday, November 13, 2003 at 8:30 a.m. Eastern Time. Interested parties may access the call at www.aethersystems.com or by telephone at 1-800-441-0022. Please ask for the Aether Systems call. Replay of this call will be available until Saturday, December 13, 2003, by calling 1-800-839-0860, access code 1223. Additionally, this press release is available on the Company's website.

    About Aether Systems, Inc.

    Aether Systems delivers wireless and mobile workforce automation solutions that make people more productive and their organizations more profitable. Aether's products and services are built on Aether Fusion, the company's standards-based platform that allows for secure, reliable extension of critical information to virtually any wireless or mobile environment. Return on investment in Aether solutions comes from a unique combination of strengths - quick access to multiple back-end information sources, workflow that is optimized for specific industries, and turnkey deployment services and professional support. Backed by years of in-market expertise, Aether is making it possible for thousands of government agencies and businesses to unleash the power of the mobile workforce. For more information, please visit www.aethersystems.com.

    Safe Harbor

    This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward looking statements typically include the words "expect," "anticipate," "believe," "estimate," "intend," "may," "will", and similar expressions as they relate to Aether Systems, Inc. (Aether or Company) or its management are intended to identify such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly such risks and uncertainties Risks and uncertainties that may affect the Company's operations, financial condition and financial results are discussed in detail in the Company's Annual Report on Form 10-K and include, but are not limited to: the lack of an established market for our products; uncertainty as to whether our acquisitions will produce anticipated benefits, whether we will be able to alter our services to meet changing market demands and technologies; whether we will be able to recruit and retain qualified personnel; our dependence on wireless networks owned and controlled by third parties; potential negative effects on our operations from workforce reductions, other restructuring activities, and the evaluation of strategic alternatives (including possible asset or business sales); limitations on our ability to protect the Company's intellectual property; potential liabilities for transmitting third party information, service disruptions and systems failures; the potential loss of significant customers; and the impact of changes in laws and rules that affect our domestic and foreign operations. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                         AETHER SYSTEMS, INC.
                  CONDENSED CONSOLIDATED STATEMENTS
                             OF OPERATIONS

                            Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2003       2002       2003       2002
                           ---------- ---------- ---------- ----------
in thousands except per
 share data

Subscriber revenue           $16,765    $18,767    $53,529    $50,957
Software and related
 services                      6,340      6,889     18,086     20,879
Device sales                   4,088      6,055     12,570     15,165
                           ---------- ---------- ---------- ----------
          Total revenue       27,193     31,711     84,185     87,001
Cost of subscriber revenue    10,150     10,155     28,390     28,712
Cost of software and
 related services              1,499      2,462      3,978      8,023
Cost of device sales           4,023      5,666     12,226     13,616
                           ---------- ---------- ---------- ----------
          Total cost of
           revenue            15,672     18,283     44,594     50,351
                           ---------- ---------- ---------- ----------
          Gross profit        11,521     13,428     39,591     36,650
Operating expenses:
  Research and development     3,639      5,658     12,349     21,275
  General and
   administrative              8,271     14,029     30,851     46,965
  Selling and marketing        3,323      6,227     10,108     25,266
  Depreciation and
   amortization                3,673      9,976     12,087     31,329
  Option and warrant
   expense                       341      1,318      1,471      5,709
  Impairment of intangibles
   and fixed assets               20     62,496      2,664     64,873
  Loss on disposal of
   assets                        272          -      1,110          -
  Restructuring charge           897      8,444      3,801     24,025
                           ---------- ---------- ---------- ----------
         Total operating
          expenses            20,436    108,148     74,441    219,442
                           ---------- ---------- ---------- ----------
          Operating loss      (8,915)   (94,720)   (34,850)  (182,792)
Other income (expense):
  Interest income
   (expense), net             (1,079)      (243)    (2,085)    (4,278)
  Gains on extinguishment
   of debt                         -      3,007          -     31,315
  Equity in losses of
   investment                      -     (1,067)       (92)    (4,673)
  Investment gain (loss),
   including impairments,
   net                            87     (3,682)       (37)   (13,794)
  Minority interest                -       (154)         -        (45)
  Other income                     -        (47)         -      2,272
  Cumulative effect of
   change in accounting
   principle, relating to
   adoption of SFAS 142            -          -          -   (129,306)
                           ---------- ---------- ---------- ----------
            Net loss         $(9,907)  $(96,906)  $(37,064) $(301,301)
                           ========== ========== ========== ==========


Net loss per share - basic
 and diluted                  ($0.23)    ($2.30)    ($0.87)    ($7.16)


Weighted average shares
 outstanding - basic and
 diluted                      42,762     42,097     42,526     42,082
                           ========== ========== ========== ==========


Reconciliation to net
 operating loss excluding
 non-cash and other
 charges:(1)

  Net loss per GAAP           (9,907)   (96,906)   (37,064)  (301,301)

  Add back non-cash and
   other charges:

    Other adjustments
     (impairment of
     goodwill, write-down
     of investments,
     inventory
     obsolescence)               (67)    66,178      2,701     78,667
    Amortization of
     intangibles               1,498      3,862      4,371     13,680
    Proportionate share of
     losses in investee            -      1,067         92      4,673
    Other income                   -         47          -     (2,272)
    Option and warrant
     expense                     341      1,318      1,471      5,709
    Restructuring charge
     (includes cash and non
     cash charges)               897      8,444      3,801     24,025
    Loss on disposal of
     assets                      272          -      1,110          -
    Gains on extinguishment
     of debt                       -     (3,007)         -    (31,315)
    Cumulative effect of
     change in accounting
     principle                     -          -          -    129,306
    Minority interest -
     amortization                  -          -          -        (94)
                           ---------- ---------- ---------- ----------

      Net operating loss
       excluding non-cash
       and other charges      (6,966)   (18,997)   (23,518)   (78,922)
                           ========== ========== ========== ==========


     Net operating loss
      excluding non-cash
      and other charges per
      share - basic and
      diluted                 ($0.16)    ($0.45)    ($0.55)    ($1.88)
                           ========== ========== ========== ==========


Reconciliation to adjusted
 operating expenses:(1)

  Operating expenses per
   GAAP                       20,436    108,148     74,441    219,442

  Subtract non cash and
   other charges:
    Depreciation and
     amortization             (3,673)    (9,976)   (12,087)   (31,329)
    Option and warrant
     expense                    (341)    (1,318)    (1,471)    (5,709)
    Impairment of
     intangibles and fixed
     assets                      (20)   (62,496)    (2,664)   (64,873)
    Loss on disposal of
     assets                     (272)         -     (1,110)         -
    Restructuring charge
     (includes cash and non
     cash charges)              (897)    (8,444)    (3,801)   (24,025)
                           ---------- ---------- ---------- ----------

      Adjusted operating
       expenses               15,233     25,914     53,308     93,506
                           ========== ========== ========== ==========

Reconciliation to Adjusted
 EBITDA:(1)

  Net loss per GAAP           (9,907)   (96,906)   (37,064)  (301,301)

  Depreciation and
   amortization                3,673      9,976     12,087     31,329
  Option and warrant
   expense                       341      1,318      1,471      5,709
  Impairment of intangibles
   and fixed assets               20     62,496      2,664     64,873
  Loss on disposal of
   assets                        272          -      1,110          -
  Restructuring charge           897      8,444      3,801     24,025
  Interest income
   (expense), net              1,079        243      2,085      4,278
  Gains on extinguishment
   of debt                         -     (3,007)         -    (31,315)
  Equity in losses of
   investment                      -      1,067         92      4,673
  Investment gain (loss),
   including impairments,
   net                           (87)     3,682         37     13,794
  Minority interest                -        154          -         45
  Other income                     -         47          -     (2,272)

Cumulative effect of change
 in accounting principle,
 relating to adoption of
 SFAS 142                          -          -          -    129,306
                           ---------- ---------- ---------- ----------

  Adjusted EBITDA             (3,712)   (12,486)   (13,717)   (56,856)
                           ========== ========== ========== ==========

(1) Our Adjusted Operating Expenses, Net Operating Loss excluding non-cash and other charges, and Adjusted EBITDA are non-GAAP measures.


                         AETHER SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                ASSETS

                                            September 30, December 31,
                                                 2003         2002
                                             ------------ ------------
in thousands

Current assets:
  Cash and cash equivalents                      $32,727      $68,593
  Investments available for sale                      20      255,825
  Trade accounts receivable                       26,349       22,788
  Inventory                                       10,368       19,664
  Assets held for sale                                 -        5,250
  Leased equipment receivable                      2,168        1,656
  Prepaid expenses and other current assets       11,342       16,002
                                             ------------ ------------
          Total current assets                    82,974      389,778
Restricted cash                                   16,786            -
Investments available for sale                   245,183            -
Furniture, computers, and equipment, net          11,993       19,301
Leased equipment receivable                        8,372        6,691
Intangibles and other assets                      61,181       57,639
                                             ------------ ------------
                                                $426,489     $473,409
                                             ============ ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                      $17           $4
  Accounts payable                                 3,378        1,902
  Accrued expenses                                11,877       19,963
  Restructuring reserve                           25,225        8,651
  Accrued employee compensation and benefits       4,570        7,336
  Accrued interest payable                           205        2,529
  Deferred revenue                                17,619       14,234
                                             ------------ ------------
          Total current liabilities               62,891       54,619

Long-term liabilities:
  Convertible subordinated notes payable and
   other notes payable                           154,929      154,942
  Deferred revenue                                17,058       11,789
  Restructuring reserve                               99       23,801
  Deferred rent                                      677          858
                                             ------------ ------------
          Total liabilities                      239,658      296,009

Stockholders' equity                             190,835      227,400
Commitments and contingencies
                                             ------------ ------------
                                                $426,489     $473,409
                                             ============ ============



    CONTACT: Aether Systems, Inc.
             Press Contact:
             Greg Abel, 410-654-6400 x5189
              or
             Investor Contact:
             Gregg Lampf, 410-654-6400 x5165